Exhibit 77(q)(1)

                                    EXHIBITS

(a) Form of Certificate of Amendment of Declaration of Trust - filed as an exhibit to Post-Effective Amendment No. 18 to the Registrant's Form N-1A registration statement on April 18, 2002 and incorporated herein by reference.

(b) The text of the Stock Portfolio's and the Bond Portfolio's respective investment policies complying with Rule 35d-1 is substantially the same as the description contained in Item 77D above.

(e) Form of Investment Management Agreement between the Registrant and ING Investments, LLC - filed as an exhibit to Post-Effective Amendment No. 18 to the Registrant's Form N-1A Registration Statement on April 18, 2002 and incorporated herein by reference.